Exhibit 10.3

                               EASEMENT AGREEMENT

THIS AGREEMENT is made effective this 9th day of September, 2013.


BETWEEN:

          JOSEPH FEWER, of 7123 Hacienda Road, RR #6, Aylmer, Ontario, N5H 2R5;


                                                               OF THE FIRST PART

AND:

          DENISE FEWER, of 7123 Hacienda Road, RR #6, Aylmer, Ontario, N5H 2R5;


                                                              OF THE SECOND PART

AND:

          LISBOA LEISURE, INC., a company incorporated pursuant to the laws of Nevada with an office located at H 16/B, Adsulim, Benaulim, Goa, India, 403716;

          ("Lisboa")

                                                               OF THE THIRD PART

WHEREAS:

A. Denise Fewer is the registered owner and Joseph Fewer and Denise Fewer (collectively, the "Grantors") are joint beneficial owners of the real property that is operated as a farm and is located in Aylmer, Ontario, Canada with the following legal description: Con 4, Lot 15, RP, 11R5630, Part 1 - 7123 Hacienda Road, Aylmer, Ontario N5H 2R5 (the "Property");

B. Lisboa desires the use of a portion of the Property as defined in this Agreement for the purposes of using it as a demonstration farm in order to evaluate and exhibit the effects of using the surfactant known as GroGenesis;

C. In consideration of the share issuance described herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Grantors are willing to enter into this Agreement to provide Lisboa with an easement in respect of the Property, subject to the terms and conditions set forth herein;
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     NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and mutual agreements and covenants herein contained, the parties hereby covenant and agree as follows:

1. GRANTORS' REPRESENTATIONS

The Grantors jointly and severally represent and warrant to Lisboa now and at the Closing Date that:

     (a) the Grantors have good and sufficient right and authority to enter into this Agreement on the terms and conditions herein set forth and to grant the easement described herein to Lisboa;

     (b) the performance of this Agreement will not be in violation of any Agreement to which the Grantors are a party, whether written or verbal, and will not give any person or company any right to terminate or cancel any agreement or any right enjoyed by the Grantors and will not result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the Property; and

     (c) the Grantors, and in particular, Denise Fewer, the registered owner of the Property, have good and marketable title to the Property, which is free and clear of all liens, charges and encumbrances.

2. LISBOA'S REPRESENTATIONS

Lisboa represents and warrants to the Grantor now and at the Closing Date that:

     (a) Lisboa is a corporation duly incorporated, validly existing and in good standing under the laws of Nevada and is a United States reporting company; and

     (b) Lisboa is in good standing with the U.S. Securities & Exchange Commission (the "Commission"). All of Lisboa's filings submitted to the Commission are true and accurate as at the date of such filing; and

     (c) Lisboa has good and sufficient right and authority to enter into this Agreement on the terms and conditions herein set forth.

3. EFFECT OF REPRESENTATIONS

3.1 The representations and warranties of the Grantors and Lisboa (the "Parties") set out above form a part of this Agreement and are conditions upon which the Parties have relied in entering into this Agreement and shall survive the acquisition of the Assets by Lisboa.

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3.2 The Parties will indemnify and save each other harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation, warranty, covenant, agreement or condition made by it and contained in this Agreement, including, without limitation, any legal fees or related costs that a Party incurs in defending any legal action that alleges a breach of any of these representations brought by a third party.

4. GRANT OF EASEMENT

For the mutual valuable consideration set forth in this paragraph, the Parties hereby agree as follows:

4.1 The Grantors hereby grants to Lisboa the exclusive right to 10 acres located on the west side of the Property to operate as a demonstration farm in order to evaluate and exhibit the effects of using the surfactant known as GroGenesis, and any subsequent crop enhancers and similar products of any nature in which Lisboa may subsequently acquire an interest (the "Easement");

4.2 Lisboa agrees to defend, indemnify, and hold harmless the Grantors, and their assigns, that may arise by reason of injury to any person or damage to any property attributable to the deliberate acts or negligence of Lisboa, as well as its officers, agents, and employees in connection with the use of the Easement;

4.3 The Easement shall remain in effect for a period of three years from the date of this Agreement and shall automatically cease immediately upon the occurrence of any of the following:

     (a) Lisboa's abandonment, which shall be defined as non-use for any 12 consecutive months, whereupon all interests granted herein shall revert to the Grantors;

     (b)  the death of either Grantor; or

     (c)  upon the sale of the Property to an arm's length third party.

4.4 In consideration of the Easement, Lisboa shall issue to the Grantors, or any other parties designated by the Grantors, an aggregate of 2,500,000 post-split shares of restricted common stock in the capital of Lisboa;

5. CLOSING

The sale and purchase of the Assets shall be closed at the office of Hacienda Acres (Ontario time) on October 15, 2013 or on such other date or at such other place as may be agreed upon by the parties (the "Closing Date" or "Closing").

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6. FURTHER ASSURANCES

The parties hereto covenant and agree to do such further acts and execute and deliver all such further deeds and documents as shall be reasonably required in order to fully perform and carry out the terms and intent of this Agreement.

7. ENTIRE AGREEMENT

This Agreement constitutes the entire agreement to date between the parties hereto and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the parties with respect to the subject of this Agreement.

8. TIME OF ESSENCE

Time shall be of the essence of this Agreement.

9. SEVERABILITY

If any one or more of the provisions contained herein should be invalid, illegal or unenforceable in any respect in any jurisdictions, the validity, legality and enforceability of such provisions shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

10. APPLICABLE LAW

The situs of the Agreement is Aylmer, Ontario, and for all purposes this Agreement will be governed exclusively by and construed and enforced in accordance with laws prevailing in the Province of Ontario. The parties agree to attorn to the jurisdiction of the Courts of the Province of Ontario.

11. ENUREMENT

This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

IN WITNESS WHEREOF this Agreement has been executed as of the day and year first above written.

                                          LISBOA LEISURE INC.


/s/ Joseph Fewer                          per: /s/ Maria Fernandes
---------------------------------              ---------------------------------
JOSEPH FEWER                                   Authorized Signatory


/s/ Denise Fewer
---------------------------------
DENISE FEWER

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